Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 5 to Form S-4 of our report dated April 11, 2023, relating to the financial statements of Digital Health Acquisition Corp, which includes an explanatory paragraph relating to Digital Health Acquisition Corp’s ability to continue as a going concern, which is contained in that Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

January 23, 2024